Exhibit 99.1

Hycroft Mining Holding Corp.
4300 Water Canyon Road
Unit 1
Winnemucca, NV 89445

NEWS RELEASE

HYCROFT ANNOUNCES DATE OF ITS 2022 ANNUAL MEETING OF STOCKHOLDERS
WINNEMUCCA, NV, May 16, 2022 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or the “Company”), a gold and silver development company which owns the Hycroft Mine in the prolific mining region of Northern Nevada, announces details of its 2022 Annual Meeting of Stockholders (“Annual Meeting”).
Hycroft’s 2022 Annual Meeting will be held on Thursday, June 2, 2022, at 8:30 a.m. Pacific Time. As a result of continuing concerns surrounding the coronavirus (COVID-19) pandemic the Annual Meeting is being held virtually.
HYCROFT VIRTUAL MEETING AND STOCKHOLDER PARTICIPATION
a.Stockholders of record (close of business on April 6, 2022) may vote on matters before the Annual Meeting by proxy or virtually at the meeting
b.Stockholders of record may also submit questions during the virtual meeting through the webcast portal or in advance by email at info@hycroftmining.com
c.In order to attend the meeting, stockholders of record must register at www.cstproxy.com/hycroftmining/2022 using your 16-digit control number
d.Guests may attend the meeting virtually at https://lsp.continentalstock.com/pxlogin
e.Our 2022 Proxy Statement and our 2021 Form 10-K can be accessed at www.cstproxy.com/hycroftmining/2022 and EDGAR at www.sec.gov
HYCROFT MINING HOLDING CORPORATION VIRTUAL STOCKHOLDER MEETING INFORMATION
Annual Meeting webpage (information, webcast, telephone access and replay):
https://www.cstproxy.com/hycroftmining/2022
Telephone access (listen-only):
Within the U.S. and Canada: 1 800-450-7155 (toll-free)
Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)
Conference ID: 3067060#
You are encouraged to log in to the Annual Meeting 15 minutes prior to the scheduled start time. Have the 16-digit control number from your voting materials available when logging in to the Meeting.

About Hycroft Mining Holding Corporation
Hycroft is a US-based, gold and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.
FOR FURTHER INFORMATION contact info@hycroftmining.com or visit our website at www.hycroftmining.com.
Diane R. Garrett,
President & CEO
(210) 621-4200

Page 2